Exhibit 10.2

       MODIFICATION AGREEMENT FOR MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
                   AGREEMENT, AND FIXTURE FINANCING STATEMENT

     THIS MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 13th day of April, 2005, by and between Innovex, Inc., a Minnesota corporation and Innovex Precision Components, Inc., a Minnesota corporation, ("Borrower"), and US Federal Credit Union , a federal credit union having an office and place of business at 1400 Riverwood Drive, Burnsville, Minnesota, 55337 ("Lender").

                                   WITNESSETH:

     WHEREAS, in accordance with the terms of that certain business note for the sum of FOUR MILLION and 00/100 Dollar ($4,000,000.00), dated as of January 12, 2005 ("Note"), by and between the Borrower and the Lender, Borrower agreed to make certain payments described in the Note, in favor of the lender, and which Note provides for payments in the amount of payments required to be made to the holder of the Note;

     WHEREAS, the Note is secured, inter alia, by that certain Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, for the maximum indebtedness of SEVEN MILLION ONE HUNDRED FOUR THOUSAND and 00/100 Dollars ($7,104,000.00), dated January 10, 2005, granted by the Borrower, as grantor, to Lender, as grantee, and recorded in the land records of Hennepin County, Minnesota, as document number 8529892, on February 18, 2005, and also recorded in the land records of Meeker County, Minnesota (the "Land Records"), as document number 330566, on February 16, 2005, which Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement encumber certain parcels of real property, located in the County of Hennepin and the County of Meeker, respectively in the State of Minnesota, as more particularly described on Exhibit "A" hereto (the "Land"), and the improvements thereon (the "Improvements," the Land and the Improvements being herein referred to as the "Mortgaged Property", the Note, and Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement and all documents executed and delivered to evidence or secure the obligations evidenced by Note being herein referred to collectively as the "Loan Documents");

     WHEREAS, Borrower has requested that Lender consent to a modification to the terms of the Loan Documents as more particularly set forth herein;

     WHEREAS, Lender has consented to the requested modification on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated fully into the terms of this Agreement), the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower covenants and agree with Lender as follows:

     1. Amendments to the Combination Mortgage, Assignment of Rents, and Security Agreement and Fixture Financing Statement. Effective on April 8, 2005, the second full paragraph on page one of the Combination Mortgage, Assignment of Rents, and Security Agreement and Fixture Financing Statement shall be deleted and replaced as follows:

     Borrower has executed a Promissory Note, dated January 12, 2005, payable to Lender to evidence Borrower's obligation to repay a loan (the "Loan") from Lender in the principal amount of FOUR MILLION and 00/100 Dollar ($4,000,000.00).

     It is the intent of Borrower and Lender that a new Promissory Note for the principal amount of SEVEN MILLION ONE HUNDRED FOUR THOUSAND and 00/100 Dollars ($7,104,000.00) shall replace that certain Promissory Note dated January 12, 2005.

     Borrower agrees to execute a new Promissory Note, dated April 8, 2005, payable to Lender to evidence Borrower's obligation to repay a loan from Lender in the new principal amount of SEVEN MILLION ONE HUNDRED FOUR THOUSAND and 00/100 Dollars ($7,104,000.00).

     2. Representations and Warranties. For valuable consideration, Borrower represents and warrants to Lender that Borrower is a Minnesota Corporation, duly organized and in good standing, that Borrower is the current fee owner of the Land, subject only to the Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement as herein described and such other non-financial encumbrances disclosed to Lender, and that the party executing this Modification on behalf of Borrower has all requisite corporate authority to execute this Modification.

     3. References in Loan Documents. Each reference to the Note, the Loan Agreement, the Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement or any or all of the Loan Documents in this Agreement and in each and all of the Loan Documents shall be deemed and construed to refer to the Note, the Loan Agreement, the Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement and any or all of the Loan Documents, as previously modified and as modified by this Agreement, and the Loan Documents are hereby modified accordingly. The Note and this Agreement shall be construed together as a single instrument; the Combination Mortgage, Assignment of Rents, and Security Agreement and Fixture Financing Statement and this Agreement shall be construed together as a single instrument.

     4. Continued Force and Effect. All of the terms and conditions of the Note, the Loan Agreement, the Combination Mortgage, Assignment of Rents, and Security Agreement and Fixture Financing Statement and the other Loan Documents and the Mortgaged Property security provided thereby, including those terms and conditions modified by this Agreement, are hereby ratified and confirmed in all respects and shall remain and in full force and effect. This Agreement is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided herein, none of the Loan Documents has been modified, amended, canceled, terminated, released, satisfied, superseded or otherwise invalidated. In the event of any conflict between the terms of this Agreement and the terms of any of the Loan Documents, the terms of this Agreement shall control.

     5. Miscellaneous.

     (a) This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

     (b) This Agreement shall be binding upon all parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, including a subsequent holder of the Loan Documents.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date and year first above written.

US Federal Credit Union,           Innovex, Inc., a Minnesota
a federal credit union             corporation and Innovex Precision Components,
                                   Inc., a Minnesota corporation


By:___________________________     By: _________________________

Name:_________________________     Name:________________________

Its:__________________________     Its:_________________________